                                                                    EXHIBIT 10.2


                 SECOND AMENDMENT TO RESTATED CREDIT AGREEMENT


         This Second Amendment to Restated Credit Agreement (the "Amendment") is entered into as of this 30th day of June, 2003, by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and MEADOWBROOK INSURANCE GROUP, INC., a Michigan corporation, with offices at 2600 Telegraph Road, Suite 300, Southfield, Michigan 48034 ("Borrower").

                                    RECITALS:

         A. Borrower and Bank entered into a certain Restated Credit Agreement dated as of September 25, 2002 (as amended from time to time, the "Agreement") pursuant to which Borrower incurred certain indebtedness and obligations and granted the Bank certain security for such indebtedness and obligations; and

         B. WHEREAS, Borrower and Bank desire to amend the Agreement upon the following terms and conditions.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.       DEFINITIONS

                  1.1. Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.       AMENDMENT TO AGREEMENT

                  2.1. Section 1 of the Credit Agreement is amended by inserting the following definition of "Adjusted Statutory Surplus" in appropriate alphabetical order:

                       " "Adjusted Statutory Surplus" of any Person shall mean the Statutory Surplus of any such Person plus the change in the Deferred Acquisition Costs from the most current balance sheet date to the Deferred Acquisition Costs balance reported in the December 31, 2002 Consolidating financial statements."

                  2.2. Section 1 of the Credit Agreement is amended by inserting the following definition of "Deferred Acquisition Costs" in appropriate alphabetical order:

                       " "Deferred Acquisition Costs" shall be computed under the provisions of SFAS No. 60, `Accounting and Reporting by Insurance Enterprises' and included in the Company's Consolidating GAAP financial statements."

                  2.3. The definition of "Gross Premiums Ratio" in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                                                                    EXHIBIT 10.2


                       " "Gross Premiums Ratio" shall mean for any Person as of any date of determination a ratio the numerator of which is gross premiums (excluding fronted business where an Insurance Subsidiary retains 10% or less of the risk) written of such Person for the four preceding fiscal quarters ending on such date of determination and the denominator of which is the Adjusted Statutory Surplus of such Person as of such date."

                  2.4. The definition of "Net Premiums Ratio" in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                       " "Net Premium Ratio" shall mean for any Person as of any date of determination a ratio the numerator of which is Net Written Premiums of such Person for the four preceding fiscal quarters ending on such date of determination and the denominator of which is the Adjusted Statutory Surplus of such Person as of such date."

                  2.5. Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                       "8.12 MINIMUM ADJUSTED STATUTORY SURPLUS. At all times after the date hereof, cause Star and the Insurance Subsidiaries to maintain an Adjusted Statutory Surplus of at least:

                           (a) as of September 30, 2002, Eighty Five Million
                       Dollars ($85,000,000);

                           (b) as of December 31, 2002 and thereafter Ninety
                       Million Dollars ($90,000,000); plus, in each case, the sum of (i) the aggregate capital contributions made to such Insurance Subsidiary on the date of such purchase or thereafter, plus (ii) the proceeds received by such Insurance Subsidiary from the issuance of any equity securities on the date of such purchase or thereafter (net of reasonable and customary expenses of such issuance), minus (iii) cash dividends paid by such Insurance Subsidiary to the Company."

                  2.6. Paragraph 6 of Exhibit "A" (Covenant Compliance Report) to the Credit Agreement is hereby amended and restated in its entirety as follows:

                       "6. Minimum Adjusted Statutory Surplus. On the Computation Date, Minimum Adjusted Statutory Surplus which was required to be not less than $________ was $________ as computed in the supporting documents attached as Schedule 6."

                                                                    EXHIBIT 10.2


3.       REPRESENTATIONS

         Borrower hereby represents and warrants that:

                  3.1. Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's articles of incorporation/charter, or bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

                  3.2. This Amendment and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

                  3.3. The continuing representations and warranties of Borrower set forth in Sections 7.1 through 7.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

                  3.4. Except as previously disclosed to Bank in writing, no default or event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute a default or event of default under that certain Line of Credit Note and that certain Term Note, each dated as of September 25, 2002 (the "Notes") or the Agreement, has occurred and is continuing as of the date hereof.

4.       MISCELLANEOUS

                  4.1. This Amendment may be executed in as many counterparts as Bank and Borrower deem convenient, and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; and (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents, instruments and fees listed on the Checklist attached as Exhibit "A" hereto.

                  4.2. Borrower and Bank acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Agreement and the Notes and loan documents related thereto (collectively, the "Loan Documents") remain in full force and effect in accordance with their original terms.

                  4.3. Borrower shall pay all of Bank's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

                  4.4. Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or event of default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

                                                                    EXHIBIT 10.2



                  4.5. Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Bank's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

                  4.6. Borrower, in every capacity, hereby waives, discharges and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, defenses, counterclaims or offsets Borrower may have or may have made which (in any case) could be based on facts or circumstances known to Borrower as of the date of this Amendment, against any or all of Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.

                                 MEADOWBROOK INSURANCE GROUP, INC.,
                                 a Michigan corporation


                                 By:      /s/ Robert S. Cubbin
                                    -------------------------------------------
                                          Robert S. Cubbin
                                 Its:     President



                                 COMERICA BANK,
                                 a Michigan banking corporation


                                 By:      /s/ Julie J. Nowicki
                                    -------------------------------------------
                                          Julie J. Nowicki
                                 Its:     Account Officer